UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

CryoPort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20382 Barents Sea Circle, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.01 Unregistered Sales of Equity Securities

On February 19, 2008, Cryoport, Inc. (the “Company”) entered into an agreement with the Holders to amend the terms of the October 1, 2007 Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”). Whereby:

1)    The definition of “monthly Redemption Date” in Section 1 of the Debentures has been deleted and replaced in its entirety with the following:
“Monthly Redemption Date” means the 1st of each month commencing immediately upon April 1, 2008, and terminating upon the full redemption of the Debentures.

2)    The date in the definition of “Maturity Date” in the first sentence of the second paragraph of the Debentures which reads “February 21, 2010” has been amended and replaced with “March 27, 2010”

A copy of the February 19, 2008 Amendment to Original Issue Discount 8% Senior Secured Convertible Debentures is filed with this report.

10.1.10 Amendment to Original Issue Discount 8% Senior Secured Convertible Debentures

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc. (Registrant)

Date: March 7, 2008	By:	/s/ Peter Berry
Peter Berry,
Chief Executive Officer, President